As filed with the Securities and Exchange Commission on March 13, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY RECOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-0616867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577

(Address, including zip code, of registrant’s principal executive offices)

Energy Recovery, Inc.

2008 Equity Incentive Plan

(Full Title of the Plan)

Thomas S. Rooney, Jr.

President and Chief Executive Officer

1717 Doolittle Drive

San Leandro, CA 94577

(Name and Address of Agent for Service)

(510) 483-7370

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Stephen J. Schrader, Esq.

Baker & McKenzie LLP

Two Embarcadero Center, 11th Floor

San Francisco, California 94111

(415) 576-3000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for future issuance pursuant to the 2008 Equity Incentive Plan	3,600,000 shares	$ 2.26 (3)	$ 8,136,000.00	$932.39

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Energy Recovery, Inc. 2008 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents an additional 3,600,000 shares authorized under the evergreen provision of the Energy Recovery, Inc. 2008 Equity Incentive Plan, 2,500,000 shares of which were authorized as of January 1, 2011, and 1,100,000 shares of which were authorized as of January 1, 2012.
(3)	Estimated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the registration fee for shares reserved for future issuance under the Energy Recovery, Inc. 2008 Equity Incentive Plan. The computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on NASDAQ for March 7, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by Energy Recovery, Inc. (the “Registrant”) with the Commission are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 13, 2012;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 29, 2012 and March 9, 2012, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant’s latest Annual Report referred to in (a) above (and provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this registration statement); and

(c)	The description of the Registrant’s common stock shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 26, 2008, pursuant to Section 12(b) of the Securities Exchange Act of 1934 and as declared effective on July 1, 2008, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant may indemnify to the fullest extent permitted by Delaware law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was a director or officer of the Registrant or serves or served at any other enterprise as a director or officer at the request of the Registrant. Further, the Registrant’s amended and restated certificate of incorporation contains provisions that limit the personal liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the Registrant provide that:

•

The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•

The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included within signature page to this Form S-8)

99.1	2008 Equity Incentive Plan and form of Stock Option Agreement thereunder, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (Registration No. 150007), as amended, filed May 12, 2008

99.2	Amendment to 2008 Equity Incentive Plan of the Company, incorporated by reference to Exhibit 10.6.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 150007) filed June 27, 2008

Item 9.   Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Energy Recovery, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on this 13th day of March, 2012.

ENERGY RECOVERY, INC.

By:	/s/ THOMAS S. ROONEY, JR.
Thomas S. Rooney, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas S. Rooney, Jr. and Alexander J. Buehler and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS S. ROONEY, JR. Thomas S. Rooney, Jr.	President and Chief Executive Officer (Principal Executive Officer) and Director	March 13, 2012

/s/ ALEXANDER J. BUEHLER Alexander J. Buehler	Chief Financial Officer (Principal Financial Officer)	March 13, 2012

/s/ DENO G. BOKAS Deno G. Bokas	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	March 13, 2012

/s/ HANS PETER MICHELET Hans Peter Michelet	Director and Chairman of the Board	March 13, 2012

/s/ ARVE HANSTVEIT Arve Hanstveit	Director	March 13, 2012

/s/ FRED OLAV JOHANNESSEN Fred Olav Johannessen	Director	March 13, 2012

/s/ DOMINIQUE TREMPONT Dominique Trempont	Director	March 13, 2012

/s/ PAUL M. COOK Paul M. Cook	Director	March 13, 2012

/s/ MARIE-ELISABETH PATÉ-CORNELL Marie-Elisabeth Paté-Cornell	Director	March 13, 2012

/s/ ROBERT MAO Robert Mao	Director	March 13, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included within signature page to this Form S-8)

99.1	2008 Equity Incentive Plan and form of Stock Option Agreement thereunder, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (Registration No. 150007), as amended, filed May 12, 2008

99.2	Amendment to 2008 Equity Incentive Plan of the Company, incorporated by reference to Exhibit 10.6.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 150007) filed June 27, 2008